Exhibit 99.1
News
[ONEOK Logo]	[ONEOK Partners Logo]
January 17, 2008	Analyst Contact: Dan Harrison
918-588-7950
Media Contact: Megan Washbourne
918-588-7572

ONEOK and ONEOK Partners Announce Officer Appointments

Lawhorn to Assume Additional Responsibilities;

Allen and McCormick Elected Officers

TULSA, Okla. - Jan. 17, 2008 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners,

L.P. (NYSE: OKS) today announced new officer appointments that are effective immediately.

Caron A. Lawhorn, 46, currently senior vice president and chief accounting officer for

ONEOK, assumes additional responsibilities as chief accounting officer for ONEOK Partners.

In this position, she will report to Curtis L. Dinan, senior vice president, chief financial officer and treasurer for ONEOK and ONEOK Partners, who previously held the position of chief accounting officer for the partnership.

Stephen B. Allen, 34, has been promoted to vice president and associate general counsel, responsible for ONEOK Partners' commercial legal matters. Joseph L. McCormick,

48, has been promoted to vice president and associate general counsel, responsible for ONEOK

Distribution Companies' legal matters. Both will report to John R. Barker, senior vice president and general counsel for ONEOK and executive vice president and general counsel for

ONEOK Partners.

Lawhorn joined ONEOK in 1998 as manager of auditing and was later promoted to senior vice president of financial services and treasurer. She assumed her current position in

January 2007. Before joining ONEOK she was with KPMG LLP and served as chief financial officer for the Emergency Medical Services Authority (EMSA) in Tulsa. Lawhorn holds a bachelor's degree in accounting from the University of Tulsa.

Allen joined ONEOK in January 2006 as associate general counsel - commercial,

responsible for the legal aspects of commercial transactions, contracts and acquisitions.

Previously, he was a shareholder at GableGotwals in Tulsa. Allen holds a bachelor's degree in political science from Oklahoma Baptist University and a juris doctorate degree from

Vanderbilt University School of Law.

McCormick joined ONEOK in 2003 in his current position as managing attorney with

Oklahoma Natural Gas, one of ONEOK's three natural gas distribution companies. Prior to joining the company, he worked in the Oklahoma attorney general's office for 15 years,

becoming an assistant attorney general in 1991. McCormick earned a bachelor's degree in public administration from the University of Central Oklahoma and a law degree from the

University of Oklahoma College of Law.

To download photos of Lawhorn, Allen and McCormick, click on these links:

http://www.oneok.com/Caron_Lawhorn.jpg; http://www.oneok.com/Stephen__Allen.jpg;

http://www.oneok.com/Joe_McCormick.jpg.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 45.7 percent of

ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKE-G OKS-G

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